UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 18, 2010
(Date of Earliest Event Reported)

FUND.COM INC.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34027 (Commission File Number)	30-0284778 (I.R.S. Employer Identification No.)

14 Wall Street, 20th Floor, New York, New York, 10005
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 618-1633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Fund.com Inc. (the “Company”) is currently indebted to IP Global Investors Ltd. and Equities Media Acquisition Corp. Inc. (collectively, the “Lenders”) in the aggregate amount of $2,500,000, plus accrued interest and fees, under the terms of an August 29, 2009 revolving credit loan agreement secured by liens on the Company’s domain name and substantially all of its other assets (the “Loan Agreement”).  The Company’s revolving credit convertible note to the Lenders (the “Note”) is due and payable on August 29, 2010.  However, to date, the Company has been unable to pay accrued interest and fees to the Lenders under the Loan Agreement.

In addition, in November 2009, the Company announced that it had entered into a non-binding letter of intent to acquire an equity interest in Weston Capital Management LLC.  As indicated, in the Company’s press release, the proposed investment in Weston Capital is designed to enhance the growth of the Company’s exchange traded fund subsidiary, AdvisorShares, an investment company that enables portfolio managers to launch branded proprietary exchange traded funds, or ETFs, on a turn-key basis.  In order to proceed with the proposed Weston transaction, the Company requires additional equity financing; which financing management believes would be difficult to obtain under the current terms of its Loan Agreement.

On January 18, 2010, the board of directors of the Company approved the terms of a letter agreement (the “Debt Restructuring Agreement”) with the Lenders and other third party assignees of a portion of the Note, dated as of December 28, 2009.  Under the terms of the Debt Restructuring Agreement, (a) the Lenders have agreed to waive all prior defaults under the Note and Loan Agreement, (b) IP Global Investors Ltd. and certain third party assignees who purchased from the Lenders $184,800 principal amount of the Note have agreed to convert an aggregate of $840,000 or 33.6% of the Note into 400,000 shares of the Company’s newly authorized Series A preferred stock; (c) the Lenders sold an additional $509,250 principal amount of the Note to third parties who have agreed to convert such assigned notes into shares of the Company’s Class A Common Stock, (d) the Lenders agreed (i) to extend the final maturity date of the remaining $1,150,750 outstanding balance of the Note to December 31, 2011, and (ii) not convert more than 25% of such $1,150,750 Note balance into Class A Common Stock prior to December 31, 2011.

The Company’s Series A Preferred Stock does not pay a dividend, has a stated value of $100 per share, and is convertible, upon not less than 90 days prior written notice to the Company, into Class A Common Stock of the Company at a conversion price of $1.50 per share.  At the December 28, 2009 effective date of the Debt Restructuring Agreement, the average closing market prices of the Company’s Class A Common Stock, as traded on the FINRA over-the-counter Bulletin Board was approximately $0.91 per share.

Forward-Looking Safe Harbor Statement

Statements in this Form 8-K regarding future financial and operating results, the potential advantages of the above transactions to the Company, other opportunities for the Company, and any other statements about future expectations, beliefs, goals, plans, or prospects expressed constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words "will," "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements including: the Company’s limited operating history, the need for future capital by both the Company and Vensure, and economic conditions generally.  Additional information on potential factors that could affect results and other risks and uncertainties are detailed from time to time in the Company's periodic reports, including Forms 10-K, 10-Q, 8-K, and other forms filed with the Securities and Exchange Commission ("SEC").

These statements, and other forward-looking statements, are not guarantees of future performance and involve substantial risks and uncertainties.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Debt Restructuring Letter Agreement dated December 28, 2009 by and among Fund.com Inc., IP Global Investors Ltd., Equities Media Acquisition Corp. and the other parties thereto.
10.2	Certificate of Designations for Fund.com Inc.’s Series A Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM, INC.
(Registrant)

By: /s/ Gregory Webster
Name: Gregory Webster
Title: Chief Executive Officer

Date: January 26, 2010